Exhibit No. 23.

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436,
No. 33-40800, No. 33-40801 and No. 33-48169; Form S-8, No. 333-04951; and
Form S-8, No. 333-04913) and the Registration Statement (Form S-3,
No. 33-48168) of Questar Corporation and in the related Prospectus of our report dated February 9, 1998 with respect to the consolidated financial statements of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                           /s/Ernst & Young LLP
                                              Ernst & Young LLP

Salt Lake City, Utah
March 24, 1998